Exhibit 99.1

News Release
One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: May 13, 2020 6:00 a.m. EDT	Contact:	Jack Isselmann, Media Relations
Justin Roberts, Investor Relations
Ph: 503-684-7000

Greenbrier Announces Enhancements to Greenbrier GIMSA Joint Venture

Agreement; Reports Progress on $1 Billion Liquidity Target

Lake Oswego, Oregon, May 13, 2020 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today announced that it has amended its 50/50 joint venture agreement with Grupo Industrial Monclova, S.A. De C.V. (GIMSA), its manufacturing partner at Greenbrier GIMSA facilities in Monclova, Mexico. This and other measures will help Greenbrier achieve its goal of $1 billion in total liquidity.

William A. Furman, Chairman & CEO, commented, “Greenbrier is successfully executing the dual priorities of protecting the safety and health of employees and preserving the economic well-being of our enterprise in this challenging environment. We continue to improve our financial liquidity, including the temporary restructuring of a key partnership at our railcar manufacturing joint venture in Mexico in a manner beneficial to both partners. Greenbrier has increased borrowing capacity and liquidity by almost $200 million since the end of its second quarter on February 29, 2020. We continue to reduce operating expenses and capital outflows, while reducing selling and administrative and other non-essential expenses. Operations continue under national and local government “Essential Business” designations at all Greenbrier global locations in North America, Europe and South America.”

Greenbrier GIMSA Joint Venture Enhancements

The new agreement with our joint venture party is beneficial to both parties and ensures Greenbrier GIMSA continues as a North American leader in freight railcar manufacturing. Under the new agreement, both partners will receive additional revenue and dividends for a 12-month period, based on Greenbrier GIMSA revenue beginning March 1, 2020 and ending February 28, 2021. Greenbrier estimates these changes to be accretive to its earnings by approximately $0.40 per share, with $0.25 per share coming in its fiscal 2020 second half.

Liquidity Update and $1 Billion Target

In its fiscal second quarter earnings release, Greenbrier stated that it had initiated a range of proactive responses to address conditions in the rail equipment industry and the impact of the COVID-19 pandemic in order to, among other things, increase the company’s financial liquidity, comprised of cash and borrowing availability, from $620 million to $1 billion. As part of this effort, Greenbrier improved financial liquidity during the first two months of the fiscal third quarter by generating $170 million in cash flow.

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Greenbrier Enhances GIMSA JV Agreement; Progress on Liquidity Target (Cont.)	Page 2

Greenbrier’s stronger financial liquidity has also been achieved through a combination of expanded borrowing capacity and spending reductions. Greenbrier has reduced capital expenditures by $45 million in the second half of fiscal 2020 and is targeting another $40 million reduction in fiscal 2021. Annualized reductions in selling & administrative expense of over $30 million are expected. Greenbrier’s business units are targeting $65 million in annual overhead reductions. Greenbrier has broadened its domestic borrowing base while also working to increase borrowing capabilities in Europe and Mexico. Greenbrier currently has credit lines globally of $700 million, of which $382 million is drawn down and is liquid. Finally, a deferral of employer payroll taxes as permitted under the CARES Act will generate at least $9 million until the deferment period culminates at the end of calendar 2020. The combination of the increase in financial liquidity and spending reductions as outlined above reach approximately $1 billion compared to February 29, 2020 liquidity of $620 million, positioning Greenbrier to successfully navigate the current crisis and emerge stronger.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier Europe is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland, Romania and Turkey that serves customers across Europe and in the nations of the Gulf Cooperation Council. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of freight railcar wheel services, parts, repair, refurbishment and retrofitting services in North America through our wheels, repair & parts business unit. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and related transportation industries in North America. Through unconsolidated joint ventures, we produce industrial and rail castings, tank heads and other components. Greenbrier owns a lease fleet of 10,275 railcars and performs management services for 389,000 railcars. Learn more about Greenbrier at www.gbrx.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “aim”, “believe,” “potential,” “plans,” “estimates,” “should,” “typically”, “will,” “may,” “can,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, the information under the heading “Greenbrier GIMSA Joint Venture Enhancements” and “Liquidity Update and $1 Billion Target” and any other information regarding future performance and strategies. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the COVID-19 coronavirus pandemic and the governmental reaction to COVID-19 having a materially negative impact on our business, liquidity and financial position, results of operations, stock price, and our ability to convert backlog to revenue as more fully described in Part II Item 1A “Risk Factors” of our most recently Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, the cyclical nature of our business, economic downturns and a rising interest rate environment; changes in our product mix due to shifts in demand or fluctuations in commodity and energy prices; a decline in performance or demand of the rail freight industry; an oversupply or increase in efficiency in the rail freight industry; difficulty integrating acquired businesses or joint ventures; inability to convert backlog to future revenues; risks related to our operations outside of the U.S., including anti-bribery violations; governmental policy changes impacting international trade and corporate tax; the loss of or reduction of business from one or more of our limited number of customers; inability to lease railcars at satisfactory rates, or realize expected residual values on sale of railcars at the end of a lease; shortages of skilled labor, increased labor costs, or failure to maintain good relations with our workforce; equipment failures, technological failures, costs and inefficiencies associated with changing of production lines, or transfer of production between facilities; inability to compete successfully; suitable joint ventures, acquisition opportunities and new business endeavors may not be identified or concluded; inability to complete capital expenditure projects efficiently, or to cause capital expenditure projects to operate as anticipated; inability to

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Greenbrier Enhances GIMSA JV Agreement; Progress on Liquidity Target (Cont.)	Page 3

design or manufacture products or technologies, or to achieve timely certification or market acceptance of new products or technologies; unsuccessful relationships with our joint venture partners; environmental liabilities, including the Portland Harbor Superfund Site; the timing of our asset sales and related revenue recognition may result in comparisons between fiscal periods not being accurate indicators of future performance; attrition within our management team or unsuccessful succession planning for members of our senior management team and other key employees who are at or nearing retirement age; changes in the credit markets and the financial services industry; volatility in the global financial markets; our actual results differing from our announced expectations; fluctuations in the availability and price of energy, freight transportation, steel and other raw materials; inability to procure specialty components or services on commercially reasonable terms or on a timely basis from a limited number of suppliers; our existing indebtedness may limit our ability to borrow additional amounts in the future, may expose us to increasing interest rates, and may expose us to a material adverse effect on our business if we are unable to service our debt or obtain additional financing; train derailments or other accidents or claims; changes in or failure to comply with legal and regulatory requirements; an adverse outcome in any pending or future litigation or investigation; potential misconduct by employees; labor strikes or work stoppages; the volatility of our stock price; dilution to investors resulting from raising additional capital or due to other reasons; product and service warranty claims; misuse of our products by third parties; write-downs of goodwill or intangibles in future periods; conversion at our option of our outstanding convertible notes resulting in dilution to our then-current stockholders; as a holding company with no operations, our reliance on our subsidiaries and joint ventures and their ability to make distributions to us; our governing documents, the terms of our convertible notes, and Oregon law could make a change of control or acquisition of our business by a third party difficult; the discretion of our Board of Directors to pay or not pay dividends on our common stock; fluctuations in foreign currency exchange rates; inability to raise additional capital to operate our business and achieve our business objectives; shareholder activism could cause us to incur significance expense, impact our stock price, and hinder execution of our business strategy; cybersecurity risks; updates or changes to our information technology systems resulting in problems; inability to protect our intellectual property and prevent its improper use by third parties; claims by third parties that our products or services infringe their intellectual property rights; liability for physical damage, business interruption or product liability claims that exceed our insurance coverage; inability to procure adequate insurance on a cost-effective basis; changes in accounting standards or inaccurate estimates or assumptions in the application of accounting policies; fires, natural disasters, severe weather conditions or public health crises; unusual weather conditions which reduce demand for our wheel-related parts and repair services; business, regulatory, and legal developments regarding climate change which may affect the demand for our products or the ability of our critical suppliers to meet our needs; repercussions from terrorist activities or armed conflict; unanticipated changes in our tax provisions or exposure to additional income tax liabilities; the inability of certain of our customers to utilize tax benefits or tax credits; and suspension or termination of our share repurchase program. More information on these risks and other potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and subsequent Form 10-Q filing. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

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